As filed with the Securities and Exchange Commission on November 5, 2007

Registration No. 333-56384

United States
Securities and Exchange Commission
Washington D.C. 20549

_________________

POST-EFFECTIVE AMENDMENT NO. 1
FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

_________________

MTS Medication Technologies, Inc.
(Exact Name of registrant as specified in its charter)

Delaware	59-2740462
(State or other jurisdiction	(IRS Employer Identification No.)
of incorporation or organization)

MTS MEDICATION TECHNOLOGIES, INC. STOCK INCENTIVE PLAN
(Full Title of the Plan)

Todd E. Siegel
MTS Medication Technologies, Inc.
2003 Gandy Boulevard North, Suite 800
St. Petersburg, Florida  33702
(Name and address of agent for service)
(727) 576-6311
(Telephone number, including area code, of agent for service)

Copies of all communications to:

Robert J. Grammig, Esq.
Holland & Knight LLP
100 North Tampa Street, Suite 4100
Tampa, Florida  33602
(813) 227-8500

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities to be registered (1)	Amount to be registered (1)	offering price per share (2)	aggregate offering price (2)	Amount of registration fee (2)

Common Stock - Par Value - $0.01	600,000	$13.53	$8,118,000	$249.22

(1)     Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement includes an indeterminate number of additional shares of Common Stock which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions.

(2)     Estimated solely for the purpose of calculating the registration fee. The fee for the additional 600,000 shares of Common Stock is calculated upon the basis of the average of the high and low prices of the Common Stock of the Registrant on October 31, 2007, as reported on the American Stock Exchange, pursuant to Rule 457(c) and (h) under the Securities Act of 1933.

EXPLANATORY NOTE

        This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been filed to increase the number of shares of common stock, par value $0.01 per share (the “Common Stock”), of MTS Medication Technologies, Inc., a Delaware corporation (the “Registrant”), registered for issuance under the MTS Medication Technologies, Inc. Stock Incentive Plan (the “Plan”) from 1,500,000 to 2,100,000 shares and to evidence the change in name of the Plan from Medical Technology Systems, Inc. 1997 Stock Option Plan.

        A registration statement on Form S-8 (the “Prior Registration Statement”) was filed on March 1, 2001 (Registration No. 333-56384), to register 1,500,000 shares of Common Stock for issuance under the Medical Technology Systems, Inc. 1997 Stock Option Plan. The contents of the Prior Registration Statement are hereby incorporated by reference in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed with the Securities and Exchange Commission (the “SEC”) by the Registrant, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Commission File No. 001-31578, are incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007 (including information specifically incorporated into the Registrant’s Form 10-K from the Registrant’s definitive Proxy Statement);

(b)	The Registrant’s Current Reports on Form 8-K filed on August 9, 2007, August 21, 2007 and October 18, 2007;

(c)	The Registrant’s Quarterly Report on Form 10-Q filed on August 14, 2007; and

(d)	The Description of the Registrant’s Common Stock contained in our registration statement on Form 8-A filed with the SEC on December 27, 2002.

        All documents subsequently filed by the Registrant (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

II-2

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Delaware General Corporation Law (the “DGCL”) permits MTS Medication Technologies, Inc. to limit directors’ exposure to liability for certain breaches of the directors’ fiduciary duty, either in a suit on behalf of MTS Medication Technologies, Inc. or in an action by stockholders of MTS Medication Technologies, Inc.

        Our Certificate of Incorporation and Bylaws also require us to indemnify our current or former directors, officers, and employees with respect to expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement to the extent permitted by §145 of the DGCL. We have entered into indemnification agreements with each of our officers and directors and intend to enter into indemnification agreements with each of our future officers and directors. Pursuant to such indemnification agreements, we have agreed to indemnify our officers and directors against certain liabilities, including liabilities arising out of the offering made by this Registration Statement.

        The general effect of the foregoing provision may be to reduce the circumstances in which a director or officer may be required to bear the economic burden of the foregoing liabilities and expenses. We maintain a standard form of officers’ and directors’ liability insurance policy which provides coverage to our officers and directors for certain liabilities, including certain liabilities which may arise out of this Registration Statement.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.  EXHIBITS.

Exhibit No.	Description
4.1	Specimen of Stock Certificate, incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-3 (File No. 333-112212) filed January 26, 2004.
4.2	Certificate of Incorporation and Amendments, incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 33-17852) filed October 9, 1987.
4.3	Certificate of Amendment of Certificate of Incorporation, incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 33-40678) filed May 17, 1991.
4.4	Certificate of Amendment to Certificate of Incorporation, incorporated by reference to the Registrant’s Registration Statement on Form S-3 (File No. 333-112212) filed January 26, 2004.
4.5	Certificate of Amendment to Certificate of Incorporation, dated September 13, 2004.
4.6	Certificate of Designation of Series A Preferred Stock, incorporated by reference to the Registrant’s Annual Report on Form 10-K (File No. 000-16594) filed July 1, 2002.
4.7	Bylaws, incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 33-17852) filed October 9, 1987.
4.8	MTS Medication Technologies, Inc. Stock Incentive Plan, incorporated by reference to the Registrant’s Proxy Statement (File No. 001-31578) filed on July 30, 2004.
5.1	Opinion of Holland & Knight LLP.
23.1	Consent of Holland & Knight LLP (included in Exhibit 5.1).
23.2	Consent of Grant Thornton LLP.
24.1	Powers of Attorney (contained on the signature page).

ITEM 9.  UNDERTAKINGS.

        Incorporated by reference to the Prior Registration Statement.

II-3

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on October 31, 2007.

MTS MEDICATION TECHNOLOGIES, INC.

By:	/s/ Todd E. Siegel
Todd E. Siegel Chief Executive Officer

POWER OF ATTORNEY

        KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Todd E. Siegel and Michael P. Conroy, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Todd E. Siegel	Chief Executive Officer, President and Chairman of the Board of Directors	October 31, 2007
Todd E. Siegel	(principal executive officer)

/s/ Michael P. Conroy	Chief Financial Officer, Vice President and Secretary	October 31, 2007
Michael P. Conroy	(principal financial officer and principal accounting officer)

/s/ Michael D. Stevenson	Chief Operating Officer	October 31, 2007
Michael D. Stevenson

/s/ John Stanton	Director and Vice Chairman of the Board of Directors	October 31, 2007
John Stanton

/s/ Allen Braswell	Director	October 31, 2007
Allen Braswell

/s/ David W. Kazarian	Director	October 31, 2007
David W. Kazarian

/s/ Irv I. Cohen	Director	October 31, 2007
Irv I. Cohen

/s/ Chet Borgida	Director	October 31, 2007
Chet Borgida

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Specimen of Stock Certificate, incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-3 (File No. 333-112212) filed January 26, 2004.
4.2	Certificate of Incorporation and Amendments, incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 33-17852) filed October 9, 1987.
4.3	Certificate of Amendment of Certificate of Incorporation, incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 33-40678) filed May 17, 1991.
4.4	Certificate of Amendment to Certificate of Incorporation, incorporated by reference to the Registrant’s Registration Statement on Form S-3 (File No. 333-112212) filed January 26, 2004.
4.5	Certificate of Amendment to Certificate of Incorporation, dated September 13, 2004.
4.6	Certificate of Designation of Series A Preferred Stock, incorporated by reference to the Registrant’s Annual Report on Form 10-K (File No. 000-16594) filed July 1, 2002.
4.7	Bylaws, incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 33-17852) filed October 9, 1987.
4.8	MTS Medication Technologies, Inc. Stock Incentive Plan, incorporated by reference to the Registrant’s Proxy Statement (File No. 001-31578) filed on July 30, 2004.
5.1	Opinion of Holland & Knight LLP.
23.1	Consent of Holland & Knight LLP (included in Exhibit 5.1).
23.2	Consent of Grant Thornton LLP.
24.1	Powers of Attorney (contained on the signature page).

EXHIBIT 4.5

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION
OF
MEDICAL TECHNOLOGY SYSTEMS, INC.

        Medical Technology Systems, Inc. a corporation organized and existing under the laws of the State of Delaware ("Corporation") hereby certified that:

First.	The name of the Corporation is Medical Technology Systems, Inc.

Second.	The first article of the certificate of incorporation of the Corporation, as previously amended, is hereby amended by striking out the first article and by substituting the following new FIRST article:

“FIRST: The name of this Corporation is MTS Medication Technologies, Inc.”

Third.	This amendment to the certificate of incorporation herein certified was adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Fourth.	The effective time of this amendment shall be 5:00 p.m. on September 17, 2004.

        IN WITNESS WHEREOF, the Corporation has caused the Certificate of Amendment to the Certificate of Incorporation to be duly executed in accordance with Section 103 of the General Corporation Law of the State of Delaware this 13th day of September, 2004.

Signed on September 13, 2004.

MEDICAL TECHNOLOGY SYSTEMS, INC.

By:	/s/ Todd E. Siegel
Todd E. Siegel, President

EXHIBIT 5.1

November 5, 2007

MTS Medication Technologies, Inc.2003
Gandy Boulevard North, Suite 800St.
Petersburg, Florida 33702

        Re:   Registration Statement on Form S-8

Ladies and Gentlemen:

        We refer to the Registration Statement (the “Registration Statement”) on Form S-8 filed today by MTS Medication Technologies, Inc. (the “Company”) with the Securities and Exchange Commission, for the purpose of registering under the Securities Act of 1933 (the “Act”) an aggregate of 600,000 shares (the “Shares”) of the authorized common stock, par value $0.01 per share, of the Company being offered to certain officers, directors, employees and consultants of the Company pursuant to the MTS Medication Technologies, Inc. Stock Incentive Plan (the “Plan”).

        In rendering the opinion set forth herein, we have acted as counsel for the Company and have examined originals, or copies certified to our satisfaction, of (i) the Registration Statement, (ii) the Certificate of Incorporation of the Company, as amended to date and currently in effect, (iii) the Bylaws of the Company, as amended to date and currently in effect, (iv) the Plan, (v) certain resolutions of the Board of Directors of the Company in connection with the Registration Statement, and (vi) certain Minutes of the Annual Meeting of the Stockholders of the Company held on September 10, 2004, in connection with amending the Plan. We also examined originals, or copies certified to our satisfaction, of such corporate records of the Company, certificates of public officials, and representatives of the Company, and other documents as we deemed necessary to deliver the opinion expressed below.

        Based upon the foregoing, and having regard for legal considerations that we deem relevant, it is our opinion that the Shares will be duly authorized, validly issued, and fully paid and non-assessable, when (i) the Registration Statement becomes effective under the Act, and (ii) if issued in accordance with the terms of the Plan.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

Very truly yours,

HOLLAND & KNIGHT LLP
/s/ Holland & Knight LLP

EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 28, 2007 accompanying the consolidated financial statements of MTS Medication Technologies, Inc. and subsidiaries (which report expressed an unqualified opinion and contains an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), Share Based Payment) included in the Annual Report on Form 10-K for the year ended March 31, 2007, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ GRANT THORNTON LLP

Tampa, Florida
October 29, 2007